UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2017

INTERSECTIONS INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50580 (Commission File Number)	54-1956515 (IRS Employer Identification No.)

3901 Stonecroft Boulevard
Chantilly, Virginia 20151
(Address of Principal Executive Offices) (Zip Code)

(703) 488-6100
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in  Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07                          Submission of Matters to a Vote of Security Holders.

On May 31, 2017, Intersections Inc. held its annual meeting of stockholders.  Matters voted on at the annual meeting and the results thereof were as follows:

1.            Directors
	For	Withheld	Broker Non-Votes

Michael R. Stanfield	15,743,169	1,820,695	4,180,891
John M. Albertine	16,656,051	907,813	4,180,891
Thomas G. Amato	17,351,457	212,407	4,180,891
Thomas L. Kempner	15,216,519	2,347,345	4,180,891
Bruce L. Lev	16,586,075	977,789	4,180,891
John H. Lewis	17,472,132	91,732	4,180,891
David A. McGough	16,197,543	1,366,321	4,180,891
Johan J. Roets	16,201,621	1,362,243	4,180,891
Melvin R. Seiler	17,353,866	209,998	4,180,891

	For	Against	Abstain	Broker Non-Votes
2. An advisory vote on executive compensation	15,987,133	1,568,993	7,738	4,180,891

	For	Against	Abstain	Broker Non-Votes
3. Ratification of the appointment of RSM US LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2017	21,653,064	85,939	5,752	0

	For	Against	Abstain	Broker Non-Votes
4. To approve amendments to the 2014 Stock Incentive Plan	15,432,702	1,964,058	167,104	4,180,891

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:            June 2, 2017

INTERSECTIONS INC.

By:	/s/ Ronald Barden
Name:	Ronald Barden
Title:	Chief Financial Officer